EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our auditors’ report dated April 12, 2012 in the Company’s Registration Statement on Form S-1 pertaining to the Company’s registration of shares of its common stock.  We also consent to the reference to our firm under the caption “Experts” in the Form S-1.

/s/ “MANNING ELLIOTT LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

January 9, 2013